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                                                                     EXHIBIT N.1

                 Independent Registered Public Accounting Firm

The Board of Directors
MetLife Life and Annuity Company of Connecticut:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.


KPMG LLP
Hartford, Connecticut
April 5, 2007